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                                                               EXHIBIT 10(d)(8)

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") dated as of the 2nd day of November, 1999, by and between Inter*Act Electronic Marketing, Inc., a North Carolina corporation (the "Company"), and Stephen R. Leeolou, the Chief Executive Officer of the Company (the "Optionee");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide an incentive to the Optionee to continue his efforts on behalf of the Company as the Company's Chief Executive Officer and to align his interests with those of the Company's shareholders by granting to him a nonqualified option to purchase shares of the Company's common stock, without par value ("Common Stock"), and the Optionee desires to accept such option in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of four hundred seventy-five thousand (475,000) shares of the Company's Common Stock at an exercise price of Eight and One Half Dollars ($8.50) per share (the "Exercise Price"). This Option is a "Nonqualified Option" and is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Term of Option. Unless sooner terminated in accordance with Section 12 hereof, the Option shall terminate and be no longer exercisable after ten years from the date hereof. The Option shall vest and be exercisable to the extent of 158,333 shares on and after the first anniversary date of this Option, to the extent of 316,667 shares on and after the second anniversary date of this Option (to the extent not previously exercised) and to the extent of all shares subject to this Option on and after the third anniversary date of this Option (to the extent not previously exercised); provided, however, that the Option may not be exercised until (i) the completion of an initial public offering by the Company, or (ii) the occurrence of a "Sale Transaction," which is the sale of all or substantially all of the Company, by means of a merger, share exchange, sale of assets or otherwise, for an aggregate equity value (excluding debt) of not less than $200 million. In the event of a Sale Transaction, the Option shall become immediately exercisable in full. Subject to the foregoing, the Option may be exercised from time to time in whole or in part during the term of the Option; provided, however, that not less than 1,000 shares may be purchased at any one time pursuant to any exercise of this Option unless the number of shares purchased is the total number that may be purchased under this Option at that time or unless the Company shall otherwise consent. No fractional shares of Common Stock shall be issued upon any exercise of this Option.





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         3. Transfer of Option. This Option may be transferred, in whole or in part, with or without payment of consideration, to immediate family members of the Optionee, to trusts for the benefit of the Optionee or his immediate family members, or to a partnership or limited liability company whose only partners or members are the Optionee and his immediate family members. For purposes of this Section, the phrase "immediate family members" shall mean spouse, parents, siblings, children and grandchildren of the Optionee. The limitations on the exercise of the Option contained in this Agreement, including, without limitation, those set forth in Section 12 hereof relating to termination of the Option following the termination of the Optionee's employment with the Company, shall not be affected by and shall continue to apply following a transfer.

         4. Method of Exercise. The Option shall be exercised by the tender of payment and delivery to the Company at its principal place of business of a written notice, at least five days prior to the proposed date of exercise, which notice shall:

                  (a) State the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised, and the name, address, and social security number of the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered.

                  (b) Contain any such representations and agreements as to Optionee's investment interest with respect to such shares of Common Stock as shall be satisfactory to the Company.

                  (c) Be signed by the person entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

        Payment of the exercise price may be made in cash or by certified, cashiers or official bank check or, at the option of the Company, by personal check. Payment may also be made by surrendering shares of Common Stock (including any shares of Common Stock received upon a prior or simultaneous exercise of the Option) at the then fair market value of such shares. Payment may also be made by combining cash or check and shares of Common Stock. For purposes of this Agreement, the fair market value of shares of Common Stock as of a given date shall be determined based on the closing sales price per share of the Common Stock, as reported on the national securities exchange (including the Nasdaq Stock Market, Inc.) on which the Common Stock is principally traded on the most recent trading day preceding the day on which the shares are to be valued; provided, however, that if at the time of valuation the Company's Common Stock is not admitted to trading on a national securities exchange for which sales prices are regularly reported, the fair market value of the shares shall be determined by the Company's Board of Directors in good faith on the basis of such factors as it deems appropriate but without regard to any restriction on the shares other than a restriction that, by its terms, shall never lapse.

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        After receipt of such notice in a form satisfactory to the Company and the acceptance of payment, the Company shall deliver to the Optionee a certificate or certificates representing the shares purchased hereunder; provided, however, that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to take such action.

        5. Tax Withholding. The exercise of the Option granted hereunder is subject to the condition that, if the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, the Optionee will pay, or make arrangements to pay, to the Company an amount equal to such tax or liabilities that the Company is required to withhold as a result of the exercise of the Option. If for any reason such payment or arrangement to pay is not made, the Company shall be entitled to withhold from other sums payable to the Optionee the amount of such withholding and other liabilities.

        6. Adjustments. If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares allocated to the unexercised portion of the Option. Any such adjustment to the unexercised portion of the Option shall be made without change in the aggregate purchase price applicable to such portion, but with a corresponding adjustment in the price for each share covered by the Option. In making any adjustment pursuant to this Section 6, any fractional shares shall be disregarded.

        7. Rights of a Shareholder. The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Exercise Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date for such dividends or other rights is prior to the date of exercise and payment. Upon the exercise of the Option and the payment of the Exercise Price for the shares subject to such exercise, the Optionee shall have all the rights of a shareholder of the Company including the rights to receive all dividends or other distributions paid or made with respect to such shares.

        8. Compliance with Securities Laws. The Option granted hereunder and the shares issuable upon the exercise of the Option have not been registered under applicable federal and state securities laws and the Company has no obligation to undertake any such registrations until such time as the Company is eligible to do so pursuant to a registration statement on Form S-3 under the Securities Act of 1933 as amended (or any equivalent successor form). This Option may not be exercised unless the issuance and delivery of those shares of Common Stock pursuant to such exercise shall comply with all relevant federal and state securities laws including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock

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exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If required by the Board of Directors, the Optionee shall furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule, or regulation.

        9. Registration Rights. From and after the time the Company is eligible to register shares of its Common Stock pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (or any equivalent successor form), the Optionee may submit a written request to the Company to register under the Securities Act of 1933, as amended, all or part of the shares of Common Stock held by or issuable to the Optionee upon exercise of the Option, specifying the intended method or methods of disposition of such shares. Upon receipt by the Company of such written request, the Company will use its best efforts to register such shares at the earliest possible date under the Securities Act of 1933, as amended, to permit the disposition of such shares in accordance with the intended method or methods of disposition stated in the Optionee's written request. A registration requested pursuant to this Section 9 shall be effected by filing a registration statement on Form S-3 (or any equivalent successor form) and, if qualified and agreed to in writing by the Optionee, filed pursuant to Rule 415 under the Securities Act of 1933, as amended, or any successor provision. The Company will pay all expenses associated with a registration under this Section 9 except for underwriting discounts or commissions, brokers' fees, applicable transfer taxes, and the fees and expenses of the Optionee's counsel. In connection with any registration under this Section 9, the Company and the Optionee will provide each other and the underwriter, if any, with customary representations, warranties, covenants, indemnification and contribution. The Company shall not be required to effect more than one registration under this Section 9.

        10. Shareholders' Agreement. The Optionee understands and agrees that the shares of Common Stock issuable upon exercise of this Option shall also be subject to the restrictions on transfer and other provisions of the shareholders' agreement, if any, that may be in effect among the Company and all its shareholders as of the date of any exercise of this Option. As a condition to the exercise of this Option, the Optionee agrees that he will become a party to any such shareholders' agreement by executing a joinder agreement or other appropriate document. In the event that the Shareholders' Agreement dated as of April 16, 1993, as amended by Amendment No. 1 thereto dated as of June 17, 1994, has terminated as a result of a public offering of capital stock of the Company prior to the exercise of this Option, the Optionee nevertheless agrees to be bound by the lock-up agreement contained in Section 23 thereof or any similar lock-up agreement then in effect with respect to the Company's shareholders.

        11. Legends. Until the shares of Common Stock issued upon exercise of this Option are registered under the Securities Act of 1933, as amended, the certificate or certificates evidencing such shares shall bear substantially the following legend:

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        The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.

Such certificate or certificates shall also bear any legend required by the Shareholders' Agreement.

        12. Termination of Option. The Option shall terminate and be no longer exercisable (a) immediately upon the termination for Cause (as hereinafter defined) of Optionee's employment with the Company or (b) three years after the effective date of termination of the Optionee's employment for any other reason (including but not limited to termination by the Company other than for Cause or termination by the Optionee voluntarily or as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code)). Notwithstanding the foregoing, in no event shall this Option be exercisable after ten years from the date hereof.

        For purposes of this Agreement, "Cause" shall mean termination due to
(i) continued willful or gross neglect of duties for thirty days following receipt by the Optionee of one or more written warnings from the Board of Directors of the Company specifying in detail the duties neglected, (ii) incapacity due to continuing alcohol or drug addiction, (iii) continued intentional refusal to perform the duties for which employed thirty days following receipt by the Optionee of one or more written warnings from the Board of Directors of the Company specifying in detail the Optionee's misconduct, (iv) fraud or embezzlement committed against the Company, or (v) the Optionee's conviction for a felony.

        13. Specific Performance. If the Optionee violates any provision of this Agreement, the Company may commence an action for such preliminary and permanent injunctive relief and other equitable relief it deems appropriate in any court of competent jurisdiction in the State of North Carolina or in any other court of competent jurisdiction. The Optionee hereby waives any objections on the grounds of improper jurisdiction or venue to the commencement of an action in the State of North Carolina and agrees that effective service of process may be made upon him by mail under the notice provisions contained in Section 18 hereof.

        14. Construction. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, or (iii) a permitted transferee under Section 3, then the term "Optionee" shall be construed to include such estate, personal representative, beneficiary, guardian, legal representative or transferee.

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        15. Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto

        16. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when forwarded by Federal Express, Airborne, or another private carrier which maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgment of receipt is received by the sending party, or (iv) when placed in the United States Mail and forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given.

        17. Modification. This Agreement is the entire agreement and understanding of the parties hereto with respect to the Option granted herein and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the Option and the matters set forth herein, whether oral or written. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validity executed by the parties hereto.

        18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

        19. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ATTEST:                                     INTER*ACT ELECTRONIC MARKETING, INC.

/s/ Dan T. Barker, Jr.                      By: /s/ Lee D. Armbuster
Assistant Secretary                         President

[Corporate Seal]

                                            OPTIONEE:

                                            /s/ Stephen R. Leeolou     (SEAL)
                                            Stephen R. Leeolou

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